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                                                                   EXHIBIT 10.15
                                      NOTE
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U.S. $1,500,000                                              Dated: May 30, 1997

                  FOR VALUE RECEIVED, the undersigned, Milwaukee Land Company, a Delaware corporation (the "Obligor"), HEREBY PROMISES TO PAY to PG Design Electronics, Inc. (the "Obligee") the principal sum of One Million Five Hundred Thousand United States Dollars ($1,500,000), on May 30, 2002, subject to the terms and conditions set forth below.

                  The Obligor promises to pay interest quarterly on the unpaid principal amount owing hereunder at a rate of interest equal to 8% per annum (calculated on the basis of a 365-day year), payable on the last business day of each calendar quarter, commencing June 30, 1997.

                  Both principal and interest are payable in lawful money of the United States of America to Obligor, at the account designated by Obligor, in immediately available funds.

                  This Note is one of the two Notes referred to in, and is entitled to the benefits of, the Asset Purchase Agreement, dated as of April 4, 1997 (the "Purchase Agreement"), among the Obligor, PG Newco Corp. ("PG Newco"), a wholly-owned subsidiary of the Obligor, the Obligee and certain Shareholder Indemnitors signatory thereto.

                  Demand, presentment, protest and notice of non-payment and protest are hereby waived by the Obligor.

                  For so long as any payments remain due and owing under this Note, the Obligor shall not use any of its available free cash for any purpose other than (i) to fund its corporate operations and obligations or (ii) to support the growth of PG Newco through investment in PG Newco or through acquisitions of assets or businesses related to or complementary to the business of PG Newco, unless, and to the extent that, the Obligor's available free cash
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exceeds the aggregate principal amount outstanding under this Note, in which
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case, the Obligor shall be free to use such excess available free cash for any
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purpose, including, but not limited to, the payment of dividends to its shareholders and acquisitions or investments not related to the business of PG Newco.
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                  This Note shall cease to be of any legal force or effect, and any and all remaining payment obligations of Obligor hereunder, whether for payment of principal or interest, shall automatically and immediately and forever cease to exist, if, at any time during the term of this Note, Peter G. VanHeusden ("VanHeusden") shall cease to be employed by PG Newco as a result of his voluntary action. For purposes of this paragraph, VanHeusden's death, disability, or discharge by PG Newco shall not constitute "voluntary action."

                  This Note is non-transferable and any attempted assignment or transfer of this Note shall be null and void, provided that, upon the
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dissolution of Obligee, this Note shall be transferable to the stockholders of
Obligee as of the date hereof.

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT") OR ANY STATE SECURITIES LAW. THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR TRANSFERRED, NOR WILL ANY ASSIGNEE OR TRANSFEREE THEREOF BE RECOGNIZED BY THE COMPANY AS HAVING ANY INTEREST IN SUCH SECURITY, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITY UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware.



                                                    MILWAUKEE LAND COMPANY

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                                                      By: /s/ Edwin Jacobson
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                                                      Name:  Edwin Jacobson
                                                      Title: President and Chief
                                                               Executive Officer

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